As filed with the Securities and Exchange Commission on SEPTEMBER 27, 2013

Registration No. 333–

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

Under

 The Securities Act of 1933

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	2300	86-0449546
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1065 Avenue of the Americas, 30th Floor

New York, NY 10018

(646) 564-2577

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Yehuda Shmidman

Chief Executive Officer

1065 Avenue of the Americas, 30th Floor

New York, NY 10018

(646) 564-2577

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company).	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.001 par value	16,916,738	$5.65	$95,579,569.70	$13,037.05

(1)	Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) of the Securities Act based upon the average of the high and low prices of the common stock on The NASDAQ Capital Market LLC on September 25, 2013.
(2)	Sequential Brands Group, Inc. previously paid a filing fee of $4,186.66 in connection with the registration of 4,966,667 shares of common stock under Registration Statement on Form S-1 Registration No. 333-188497 which was filed on May 9, 2013 (the “Prior Registration Statement”). The offering of common stock under the Prior Registration Statement was withdrawn with 4,966,667 shares of common stock remaining unsold. The registrant is applying the $4,186.66 of the registration fee previously paid in connection with the Prior Registration Statement and associated with such unsold securities toward the payment of the registration fee in respect of the common stock registered hereunder pursuant to Rule 457(p) promulgated under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2013

16,916,738 Shares of Common Stock

This prospectus relates to the resale of up to 16,916,738 shares of our common stock, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The shares of common stock covered by this prospectus were issued by us to the selling stockholders in a private placement transaction on July 26, 2013 (the “2013 PIPE Transaction”) or are being included herein pursuant to the terms of the registration rights agreements entered into in connection with the 2013 PIPE Transaction (the “Piggyback Shares”), as more fully described in this prospectus. The common stock offered by the selling stockholders in this prospectus is being registered to permit the selling stockholders to sell the offered common stock from time to time. The selling stockholders may offer and sell the offered common stock at fixed prices, prevailing market price, at the time of sale prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and any prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. We do not know when or in what amounts the selling stockholders may offer these shares of common stock for sale. The selling stockholders may sell all, some or none of the shares of common stock offered by this prospectus. Please see “Plan of Distribution” beginning on page 22 of this prospectus for a more complete description of how the offered common stock may be sold.

Certain of our affiliates purchased shares of our common stock in the 2013 PIPE Transaction, including TCP SQBG II, LLC (“TCP II”), an investment vehicle of Tengram Capital Partners Gen2 Fund, L.P. (“Tengram”), our largest stockholder of which two of our board members are controlling partners, and Mr. Al Gossett, a member of our board of directors. As a result, Tengram and Mr. Gossett are named as selling stockholders in this prospectus.

We will not receive any of the proceeds from the common stock sold by the selling stockholders.

Our common stock is currently listed on The NASDAQ Capital Market LLC (“NASDAQ”), under the symbol “SQBG”. On September 26, 2013, the last reported sale price of our common stock on NASDAQ was $5.47.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                       ,  2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii

PROSPECTUS SUMMARY	1

THE OFFERING	3

RISK FACTORS	4

USE OF PROCEEDS	8

MARKET FOR OUR COMMON STOCK	8

DIVIDEND POLICY	8

TRANSACTIONS WITH RELATED PERSONS	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12

SELLING STOCKHOLDERS	15

DESCRIPTION OF CAPITAL STOCK	19

PLAN OF DISTRIBUTION	22

LEGAL MATTERS	23

EXPERTS	24

WHERE YOU CAN FIND ADDITIONAL INFORMATION	24

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	24

(i)

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

The selling stockholders are offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 4. You also should read and consider the information in the documents incorporated by reference herein and listed in the section titled “Incorporation by Reference of Certain Documents” beginning on page 24 of this prospectus. References to “selling stockholders” refer to those stockholders listed herein in the section titled “Selling Stockholders” beginning on page 15 of this prospectus and their successors, assignees and permitted transferees.

As used in this prospectus, unless the context requires otherwise, references to “the Company,” “we,” “us” or “our” refer to Sequential Brands Group, Inc. and its subsidiaries, and references to our “common stock” refer to the common stock of the Company, par value $0.001.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new business strategies, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

(ii)

•	our failure to implement our business plan within the time period we originally planned to accomplish;

•	our success in expanding the number of brands we license;

•	our ability to locate licensees who can design, manufacture and distribute consumer branded products;

•	our ability to enter into license agreements both in the United States and internationally;

•	the demand for our licensed products in the United States and internationally;

•	our ability to acquire new brands;

•	the availability of financial resources at favorable terms;

•	industry competition;

•	general economic conditions; and

•	other factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference herein.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account information currently available to us, and could turn out to be incorrect. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

(iii)

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information that may be important to you in making an investment decision.  You should read this entire prospectus carefully, including the documents incorporated by reference herein, which are described under “Incorporation by Reference of Certain Documents” beginning on page 24 of this prospectus. You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors” beginning on page 4 of this prospectus.

Our Business

We are a licensing and brand management company engaged in promoting, marketing and licensing a portfolio of consumer brands. Presently, our brands include William Rast®, People’s Liberation®, DVS®, Heelys®, Ellen Tracy®, Caribbean Joe® and REVO® and we intend to grow our portfolio of brands by acquiring rights to additional brands. We have licensed and intend to license our brands in a variety of categories to retailers, wholesalers and distributors in the United States and in certain international territories. In our licensing arrangements, our licensing partners are responsible for designing, manufacturing and distributing our licensed products, subject to our continued oversight and marketing support. In our direct-to-retail license, we grant the retailer the exclusive right to distribute branded apparel in a broad range of product categories through its stores, consumer-direct mail and consumer-direct ecommerce distribution channels. In our wholesale licenses, we grant rights to a single or small group of related product categories to a wholesale supplier, who is permitted to sell licensed products to multiple stores within an approved channel of distribution.

In the second half of 2011, we changed our business model to focus on licensing and brand management. Prior to our change in business model and since 2005, we designed, marketed and provided, on a wholesale basis, branded apparel and apparel accessories, as well as operated retail stores to sell our branded products. In connection with the change in our business model in 2011, we discontinued our wholesale distribution of branded apparel and apparel accessories, liquidated our existing inventory and closed our remaining retail stores. To reflect our business transition, in March 2012, we changed our corporate name from People’s Liberation, Inc. to Sequential Brands Group, Inc.

Our principal offices are located at 1065 Avenue of the Americas, 30th Floor, New York, NY 10018 and our telephone number is (646) 564-2577. We were incorporated under the laws of the State of Delaware in 1982. Our corporate website address is www.sequentialbrandsgroup.com. The information contained on our website is not incorporated by reference into this prospectus and is not a part of this prospectus.

Recent Events

NASDAQ Listing

On September 24, 2013, our common stock began trading on NASDAQ under the symbol “SQBG.”

2013 PIPE Transaction

On July 25, 2013, we entered into securities purchase agreements (the “2013 PIPE Purchase Agreements”), by and among us and the investors signatory thereto (the “2013 PIPE Investors”). Pursuant to the 2013 PIPE Purchase Agreements, we sold, in a private placement transaction conducted in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 8,000,000 shares of our common stock, par value $0.001, to the 2013 PIPE Investors, at a purchase price of $5.50 per share, for an aggregate offering amount of $44 million. The 2013 PIPE Purchase Agreements further provided that the parties would enter into registration rights agreements as of the closing date that requires us to file the shelf registration statement of which this prospectus forms a part for the shares sold in the 2013 PIPE Transaction. The closing date of the 2013 PIPE Transaction was July 26, 2013.

1

Acquisition of Revo®

On August 2, 2013, we entered into an asset purchase agreement (the “Revo Purchase Agreement”), by and among us, SBG Revo Holdings, LLC, a Delaware limited liability company and our wholly-owned subsidiary (“SBG Revo”) and Oakley, Inc., a Washington corporation (“Oakley”), pursuant to which SBG Revo agreed to purchase certain assets (other than certain specified excluded assets) of Oakley and certain of its affiliates (the “Purchased Assets”). Under the terms of the Revo Purchase Agreement, SBG Revo paid Oakley and certain of its affiliates an aggregate purchase price of approximately $20 million in cash and acquired the Purchased Assets. We partially financed the acquisition of the Purchased Assets with the proceeds of the 2013 PIPE Transaction.

Other Information

For a complete description of our business, legal proceedings, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2012, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, and June 30, 2013. For instructions on how to find copies of these documents, please see “Where You Can Find Additional Information” beginning on page 24 of this prospectus.

2

THE OFFERING

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to us included in our filings with the SEC and incorporated by reference into this prospectus.

Issuer	Sequential Brands Group, Inc.

Shares of common stock offered by the selling stockholders	16,916,738 shares of common stock.

Shares of common stock outstanding	25,033,404 shares of common stock outstanding as of September 26, 2013.

Use of Proceeds	We will not receive any proceeds from the sale of shares of the common stock by the selling stockholders. Please see section “Use of Proceeds” beginning on page 8 of this prospectus.

Risk Factors	Investing in our common stock involves substantial risk. For a discussion of risks relating to us, our business and investment in our common stock, please see section “Risk Factors” beginning on page 4 of this prospectus and all other information set forth in this prospectus before investing in our common stock.

NASDAQ Symbol	Our common stock is listed on NASDAQ under the symbol “SQBG.”

3

RISK FACTORS

Investing in our common stock involves risks including, without limitation, those set forth below. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. If any of the risks described below or in any document incorporated by reference herein actually occurs, our business, financial condition and results of operations would likely suffer. In that event, the market price of our common stock could decline and investors in our common stock could lose all or part of their investment. You should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein and annexed hereto, and, in particular, the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC, which are incorporated by reference into this prospectus, with your respective legal counsel, tax and financial advisors and/or accountants prior to purchasing our common stock.

Risks Related to Ownership of Our Common Stock

The market price of our common stock has been, and may continue to be, volatile, which could reduce the market price of our common stock.

The publicly traded shares of our common stock have experienced, and may continue to experience, significant price and volume fluctuations. This market volatility could reduce the market price of our common stock, regardless of our operating performance. The price of our common stock that will prevail in the market after the sale of the shares of common stock by the selling stockholders may be higher or lower than the price you have paid.

The trading price of our common stock could also change significantly over short periods of time in response to actual or anticipated variations in our quarterly operating results, announcements by us, our licensees or our respective competitors, factors affecting our licensees’ markets generally and/or changes in national or regional economic conditions, making it more difficult for shares of our common stock to be sold at a favorable price or at all. The market price of our common stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in the trademark licensing business or companies in the industries in which our licensees compete.

Future sales or issuance of our common stock may cause the prevailing market price of our shares to decrease. In addition, the future issuance of common stock may dilute the holdings of our then existing stockholders.

We have issued a substantial number of shares of common stock that are eligible for resale under Rule 144 of the Securities Act, and that may become freely tradable. In connection with the 2013 PIPE Transaction, we sold an aggregate of 8,000,000 share of our common stock to the 2013 PIPE Investors. Upon the effectiveness of this registration statement, these shares as well as the Piggyback Shares may be resold on the open market. Furthermore, in connection with the Ellen Tracy and Caribbean Joe Acquisition (as defined below), we issued 2.8 million shares of restricted stock in a private placement transaction conducted pursuant to Section 4(a)(2) of Regulation D promulgated under the Securities Act. If the holders of our warrants and options choose to exercise their purchase rights and sell the underlying shares of common stock in the public market, or if holders of the shares issued in connection with the 2013 PIPE Transaction, the Heely’s acquisition in January 2013 or the private placement transaction conducted in accordance with Regulation D promulgated under the Securities Act in January 2012 (the “2012 PIPE Transaction”) decide to sell their shares in the public market, or if holders of the currently restricted shares of our common stock choose to sell such shares in the public market under Rule 144 or pursuant to an effective registration statement, the prevailing market price for our common stock may decline. In addition, future issuances of common stock could dilute the holdings of our then existing stockholders.

4

Our common stock is an equity interest and therefore subordinated to our indebtedness.

Payments of the principal and interest under (i) the first lien term loan agreement, dated as of March 28, 2013 (the “First Lien Loan Agreement”), among us, our subsidiaries party thereto and Bank of America, N.A. (“BofA”) as lender and administrative agent thereunder and (ii) the second lien term-loan agreement, dated as of March 28, 2013 (the “Second Lien Loan Agreement” and, together, the “Loan Agreements”), between us, our subsidiaries party thereto and Pathlight Capital, LLC (“Pathlight”), which provide for aggregate term loans of up to $65 million (the “Term Loans”), entered into in connection with the Ellen Tracy and Caribbean Joe Acquisition (as defined below) are secured by first and second priority liens on, and security interests in, substantially all of our and our subsidiaries’ present and after-acquired assets. In the event of our liquidation, dissolution or winding up, our common stock would rank below all debt claims against us. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon our liquidation, dissolution or winding up until after all of our obligations to our debt holders have been satisfied.

Our common stock may not meet the continued listing requirements for NASDAQ.

Our common stock began trading on NASDAQ on September 24, 2013. There can be no assurance that we will continue to satisfy the requirements for continued listing on NASDAQ, in which case our common stock could be delisted by NASDAQ.

We have a limited trading volume and shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.

We do not foresee paying dividends in the near future.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing licensing operations, further develop our trademarks and finance the acquisition of additional trademarks. Please see the section titled “Dividend Policy” beginning on page 8 of this prospectus.

Our officers and directors and their affiliates own a significant portion of our common stock, which limits our stockholders’ ability to influence the outcome of key transactions, could it make it more difficult for a third party to acquire us and may adversely affect our stockholders.

Our officers and directors and their affiliates beneficially owned approximately 33.8% of our outstanding voting shares as of September 26, 2013. As a result, our officers and directors are able to control the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our board of directors (the “Board”). The voting power of these stockholders could also discourage others from seeking to acquire control of the company through the purchase of our common stock, which might depress the price of our common stock.

You may be subject to tax risks as a result of purchasing our common stock.

We have not obtained a legal opinion concerning the tax implications of an investment in us and our common stock. You are presumed to have access to needed legal and tax advice. Prospective purchasers of common stock must consult their own tax advisors as to their own tax situation prior to investment in us. The cost of such consultation could, depending on the amount thereof, materially increase the cost of your investment in us and our common stock and decrease any anticipated yield on your investment. A number of changes in the tax laws have been made and/or are under consideration, and such professional consultation is essential.

5

Our use of certain tax attributes may be limited.

We have significant net operating losses (“NOLs”). A valuation allowance has been provided as of December 31, 2012 for the entire amount of our deferred income tax asset related to NOL carryforwards, factored accounts receivable and bad debt reserves and other reserves. As of December 31, 2012, the total NOLs available to carry forward to future periods amounted to approximately $20.1 million. We issued our variable rate senior secured convertible debentures due January 15, 2015 (the “Debentures”), warrants to purchase our common stock and shares of Series A Preferred Stock to TCP WR Acquisition, LLC (“TCP WR”) in February 2012. As a result of TCP WR’s investment, in February 2012 we experienced an “ownership change” under Section 382 of the Internal Revenue Code (the “Code”), limiting our utilization of any NOLs accrued up to February 2012 based upon a formula provided under Section 382 of the Code that is based on our fair market value and prevailing interest rates at the time of the ownership change. An “ownership change” is generally a 50% increase in ownership over a three-year period by stockholders who directly or indirectly own at least five percent of a company’s stock. The limitations on the use of NOLs as a result of TCP WR’s investment could affect our ability to offset future taxable income.

Certain provisions of our corporate documents could delay or prevent a change of control, even if that change would be beneficial to stockholders, or could have a material negative impact on our business.

Certain provisions in our amended and restated certificate of incorporation may have the effect of deterring transactions involving a change in control of us, including transactions in which stockholders might receive a premium for their shares. Our amended and restated certificate of incorporation provides for the issuance of up to 10,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. The authorization of preferred shares empowers the Board, without further stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock. If issued, the preferred stock could also dilute the holders of our common stock and could be used to discourage, delay or prevent a change of control of us.

If we cease to be a “smaller reporting company” in the future, we will be required to obtain an auditor’s attestation on the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Complying with this requirement will increase our accounting costs, and any delay or difficulty in satisfying this requirement could adversely affect our future results of operations and our stock price.

We plan on building our company through both organic and acquisitive growth. If we follow our strategy of acquiring new business and branded intellectual property, we expect that our revenues and market capitalization will increase. A significant increase in either could cause us to lose our “smaller reporting company” status. As a smaller reporting company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires an independent registered public accounting firm to test the internal control over financial reporting of public companies, and to report on the effectiveness of such controls. If our status as a smaller reporting company changes, we may be required to comply with this auditor attestation requirement. We expect that compliance with this requirement would increase our financial compliance costs and make our audit process more time consuming and costly. In addition, we may in the future discover areas of our internal controls that need improvement, particularly with respect to businesses that we may acquire. If so, we cannot be certain that any remedial measures we take will ensure that we have adequate internal controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, or if it becomes necessary for our independent registered public accounting firm to provide us with an unqualified report regarding the effectiveness of our internal control over financial reporting and it is unable to do so, investors could lose confidence in the reliability of our financial statements. Any failure to implement required new or improved controls, or difficulties or significant costs encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations, which could adversely affect our business and reduce our stock price.

6

Risks Related to Our Business and Industry

Please see “Item 1A – Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 which is incorporated by reference herein, for risk factors related to our business and industry.

7

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders. We will pay estimated transaction expenses of approximately $90,037 in connection with this offering.

MARKET FOR OUR COMMON STOCK

Our common stock is listed on NASDAQ under the symbol “SQBG” and has been trading since September 24, 2013. Previously, our common stock was not listed on a national securities exchange and was traded over the counter on the OTC Bulletin Board (the “OTCBB”) under the symbol “SQBG”.

The following table sets forth the high and low bid information per share of our common stock, in each case as determined from quotations on the OTCBB market and the total number of shares of common stock traded during the periods indicated. The bid information has been retroactively adjusted to reflect our one-for-fifteen reverse stock split on September 11, 2012.

	High	Low
Quarter Ended September 30, 2013 (prior to September 24, 2013)	$5.84	$5.72
Quarter Ended June 30, 2013	$6.80	$5.45
Quarter Ended March 31, 2013	$7.75	$4.75

Year Ended December 31, 2012
First Quarter	$7.65	$0.82
Second Quarter	$5.70	$1.80
Third Quarter	$5.25	$1.80
Fourth Quarter	$6.50	$4.01

Year Ended December 31, 2011
First Quarter	$2.10	$1.05
Second Quarter	$2.55	$0.90
Third Quarter	$1.65	$0.45
Fourth Quarter	$1.80	$0.52

The following table sets forth the per share high and low closing prices for our common stock as reported on NASDAQ for the periods presented.

	High	Low
Quarter Ended September 30, 2013 (through September 26, 2013)	$5.79	$5.45

On September 26, 2013, the closing price of our common stock on NASDAQ was $5.47.

As of September 26, 2013 we had 477 holders of record of our common stock, based on information provided by our transfer agent.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock and have no current intention of doing so in the future. Any determination to pay cash dividends to holders of our common stock in the future will be at the discretion of the Board and will depend upon many factors, including our financial condition, results of operations, capital requirements and any other factors that the Board considers appropriate.

8

TRANSACTIONS WITH RELATED PERSONS

Entry into 2013 PIPE Purchase Agreements and Registration Rights Agreements

On July 25, 2013, we entered into the 2013 PIPE Purchase Agreements with the 2013 PIPE Investors, pursuant to which we agreed to sell to the 2013 PIPE Investors an aggregate of 8,000,000 shares of our common stock at a purchase price of $5.50 per share, for a total offering amount of $44.0 million. The 2013 PIPE Investors included TCP II, an investment vehicle of Tengram, our largest stockholder, which agreed to purchase 257,273 shares, and Mr. Al Gossett, a member of our Board, who agreed to purchase 109,091 shares. Our directors, William Sweedler and Matthew Eby, are controlling partners of Tengram, which is the managing member of TCP WR, TCP SQBG Acquisition, LLC (“TCP Acquisition”) and TCP II. The closing date of the 2013 PIPE Transaction was July 26, 2013.

In connection with the 2013 PIPE Transaction, we entered into registration rights agreements, dated as of July 26, 2013 (the “2013 Registration Rights Agreements”), pursuant to which we agreed to register the resale of the shares of common stock issued in the 2013 PIPE Transaction and the Piggyback Shares on this registration statement. Subject to certain conditions set forth in the 2013 Registration Rights Agreements, if we fail to file the registration statement or if we fail to have the registration statement declared by the SEC prior to the deadline specified in the 2013 Registration Rights Agreements, in each case for more than 30 consecutive days, we will be obligated to make pro rata payments to the selling stockholders, as liquidated damages, in an amount equal to 1.5% of the aggregate amount invested by such selling stockholder pursuant to the 2013 PIPE Purchase Agreements for each 30-day period; provided, however, that no liquidated damages will accrue in respect of any Piggyback Shares.

Relationship with Brand Matter

On March 28, 2013, we entered into a purchase agreement (the “BM Purchase Agreement”), by and among us, ETPH Acquisition, LLC, a Delaware limited liability company (“ETPH”) and B®and Matter, LLC, a Delaware limited liability company (“Brand Matter”), pursuant to which we acquired from ETPH all of the issued and outstanding equity interests of Brand Matter (the “Ellen Tracy and Caribbean Joe Acquisition”). Prior to the consummation of the Ellen Tracy and Caribbean Joe Acquisition, two of our directors, Mr. Sweedler and Mr. Eby (i) were members of Brand Matter and (ii) served on the board of directors of ETPH, the direct parent of Brand Matter. Mr. Sweedler also (i) served as co-chairman of the board of directors of Brand Matter, (ii) served as an executive officer of Brand Matter and (iii) beneficially owned certain membership interests of ETPH. As a consequence of Mr. Sweedler’s indirect beneficial ownership in Brand Matter and us and his and Mr. Eby’s positions with ETPH, we and Brand Matter as well as we and ETPH each appointed special independent committees (on which neither Mr. Sweedler nor Mr. Eby served) to review and negotiate the terms of the Ellen Tracy and Caribbean Joe Acquisition. In connection with the Ellen Tracy and Caribbean Joe Acquisition, Mr. Sweedler received shares of our common stock for all his equity interests in Brand Matter. Mr. Sweedler and Mr. Eby are also controlling partners in Tengram, which indirectly beneficially owns approximately 29.1% of our outstanding common stock as of the date hereof.

Amended and Restated Stockholders Agreement

On February 22, 2012, the Company, TCP WR and Colin Dyne, the Company’s former chief executive officer, chief financial officer and director entered into a stockholders agreement (the “Stockholders Agreement”). In connection with the Ellen Tracy and Caribbean Joe Acquisition, the Company entered into the amended and restated stockholders agreement, dated as of March 27, 2013 (the “Amended Stockholders Agreement”), pursuant to which Mr. Dyne was removed as party to such agreement. The terms of the Amended Stockholders Agreement are otherwise substantially similar to those in the Stockholders Agreement.

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Entry into 2012 PIPE Purchase Agreement and Registration Rights Agreement

On December 21, 2012, we entered into a securities purchase agreement (the “2012 PIPE Purchase Agreement”), by and among us and the investors signatory thereto (the “2012 PIPE Investors”), pursuant to which we agreed to sell to the 2012 PIPE Investors an aggregate of 4,966,667 shares of our common stock at a purchase price of $4.50 per share, for a total offering amount of approximately $22.4 million. The 2012 PIPE Investors included our chief executive officer, Mr. Yehuda Shmidman, who agreed to purchase 11,111 shares and TCP Acquisition, a fund managed by Tengram, our largest stockholder, which agreed to purchase 733,333 shares. Our directors, William Sweedler and Matthew Eby, are controlling partners of Tengram, which is the managing member of TCP WR, TCP Acquisition and TCP II. The closing date of the 2012 PIPE Transaction was January 9, 2013.

In connection with the 2012 PIPE Transaction, we entered into that certain amended registration rights agreement, dated May 14, 2013 (the “Amended Registration Rights Agreement”), which requires us to file a resale shelf registration statement for the shares of our common stock purchased by the 2012 PIPE Investors in the event any such shares constitutes Registrable Securities (as defined in the Amended Registration Rights Agreement) as of July 15, 2013 (the “Filing Deadline”). Each of the 2012 PIPE Investors who held Registrable Securities as of the Filing Deadline has waived its respective rights under the Amended Registration Rights Agreement (such 2012 PIPE Investor, a “2012 PIPE Affiliate”). In connection with the 2013 PIPE Transaction, each 2012 PIPE Affiliate received piggyback rights for its shares under the 2013 Registration Rights Agreements.

Heelys Merger Agreement

On December 7, 2012, in connection with our entry into an agreement and plan of merger, dated as of December 7, 2012 (the “Heelys Merger Agreement”), by and among us, our wholly-owned subsidiary, Wheels Merger Sub, Inc. and Heelys, Inc., we entered into an equity commitment letter with Tengram, pursuant to which such entity agreed to provide us with up to $8,100,000 of equity financing, subject to the terms and conditions set forth in the commitment letter, if needed, to enable us to satisfy our obligations under the Heelys Merger Agreement. The commitment letter automatically terminated upon the consummation of the transactions contemplated by the Heelys Merger Agreement on January 24, 2013 without an equity financing by Tengram.

Change of Control Transaction with TCP WR

William Sweedler and Matthew Eby are each directors of our Board, and are controlling partners of Tengram, which has the sole voting control over TCP WR. On February 2, 2012, we entered into a securities purchase agreement with TCP WR (the “TCP WR Securities Purchase Agreement”), pursuant to which we sold the Debentures, warrants and Series A Preferred Stock to TCP WR. Fees paid to TCP WR, including the annual monitoring fee, and legal and other fees included in deferred financing costs, amounted to approximately $689,000 for the year ended December 31, 2012.

The TCP WR Securities Purchase Agreement provides certain piggyback rights to TCP WR for its shares of our common stock issued upon conversion of the Debentures or shares of our common stock issuable upon conversion of the warrants held by TCP WR to be included in a registration statement, subject to customary underwriter cutbacks.

In connection with the Ellen Tracy and Caribbean Joe Acquisition in March 2013, the Debentures were converted into 5,523,810 shares of our common stock at a conversion rate of $2.625 per share and all of the issued and outstanding shares of Series A Preferred Stock were redeemed for a nominal fee of $14.50. Pursuant to the terms of the piggyback rights granted to TCP WR under the TCP WR Securities Purchase Agreement, TCP WR requested that the 5,523,810 shares of our common stock issued upon conversion of the Debentures be registered on the registration statement of which this prospectus forms a part.

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Transactions with Tennman WR-T, Inc.

In May 2010, our subsidiary, William Rast Sourcing, LLC (“Rast Sourcing”), entered into a design and licensing agreement with the Target Corporation (“Target”). During the year ended December 31, 2011, Target made a direct payment of $250,000 to Tennman WR-T, Inc., a minority interest holder of Rast Sourcing, on our behalf for services related to the design and licensing agreement. During the year ended December 31, 2012, we paid $400,000 in royalties to Tennman WR-T, Inc.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 26, 2013 regarding the beneficial ownership of our common stock by:

•	each of our directors;

•	each of our executive officers;

•	each holder of more than 5% of our outstanding shares of common stock; and

•	all of our directors and executive officers as a group.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of September 26, 2013 is deemed to be outstanding and beneficially owned by the person holding the options or warrants. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 25,033,404 shares of common stock outstanding as of September 26, 2013. Except as disclosed in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

All percentages and share amounts are based on current information available to us. The information available to us may be incomplete.

Unless otherwise noted, the address for each person listed on the table is c/o Sequential Brands Group, Inc., 1065 Avenue of the Americas, 30th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
Yehuda Shmidman(1)	407,307	1.6%
Gary Klein(2)	80,000	*
Colin Dyne(3)	668,012	2.6%
Andrea Sobel(4)	83,666	*
William Sweedler(5)	8,111,362	31.0%
Matthew Eby(5)	7,619,178	29.1%
Gary Johnson(6)	115,251	*
Stewart Leonard Jr.(7)	7,813	*
Aaron Hollander(8)	8,621	*
Al Gossett(9)	116,843	*
Richard Gersten(5)	7,619,178	29.1%

Named directors and officers as a group (8 persons)(10)	8,847,197	33.8%

5% Stockholders:
Buckingham Capital Management(11)	2,666,666	10.7%
BlackRock U.S. Opportunities Portfolio, a series of BlackRock Funds(12)	2,500,000	10.0%
Siguler Guff Small Buyout Opportunities Fund II, LP(13)	1,757,575	7.0%
Tengram Capital Partners Gen2 Fund, L.P.(5)	7,619,178	29.1%

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*    Less than 1%.

(1)	Consists of 407,307 shares of common stock.

(2)	Consists of 80,000 shares of common stock.

(3)	Consists of 468,012 shares of common stock and options to purchase 200,000 shares of common stock. The address of Mr. Dyne is 17383 Sunset Blvd., Suite A210, Pacific Palisades, CA 90272.

(4)	Consists of options to purchase 83,666 shares of common stock.

(5)	Consists of 5,523,810 shares of common stock and warrants to purchase 1,104,762 shares of common stock at an exercise price of $2.625 per share, as adjusted for the reverse stock split, issued to TCP WR, 733,333 shares of common stock issued to TCP Acquisition and 257,273 shares of common stock issued to TCP II. Our directors, William Sweedler and Matthew Eby, and our former director, Richard Gersten, as controlling partners of Tengram, which is the managing member of each of TCP WR, TCP Acquisition and TCP II, exercise voting and investment authority over (i) the shares held by TCP WR, (ii) the shares issuable upon exercise of the warrants held by TCP WR, (iii) the shares held by TCP Acquisition and (iv) the shares held by TCP II. Tengram Capital Associates, LLC (“TCA”) is the managing partner of Tengram. Each of TCA, Tengram, Mr. Sweedler, Mr. Eby and Mr. Gersten disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest therein. The address of TCA, Tengram, TCP WR, TCP Acquisition and TCP II is 15 Riverside Avenue, Floor 1, Westport, CT 06880. William Sweedler is also the beneficial owner of 492,184 shares of common stock which were issued in connection with the Ellen Tracy and Caribbean Joe Acquisition.

(6)	Consists of 115,251 shares of common stock.

(7)	Consists of 7,813 shares of common stock.

(8)	Consists of 8,621 shares of common stock.

(9)	Consists of 116,843 shares of common stock, of which 109,091 were purchased in the 2013 PIPE Transaction.

(10)	Consists of 8,847,197 shares of common stock and 1,104,762 warrants to purchase shares of common stock. Excludes the holdings of Mr. Dyne, our former director, chief executive officer, chief financial officer and secretary, who resigned from his positions with us in November 2012, Ms. Sobel, our former president of licensing, who resigned from her position with us in January 2013 and Mr. Gersten, our former director, who resigned from his position in September 2013.

(11)	Consists of 1,229,200 shares of common stock held by Buckingham RAF Partners LP (“RAF”), 1,179,133 shares of common stock held by Buckingham RAF Partners II, LP (“RAF II”) and 258,333 shares of common stock held by Buckingham RAF International Partners Master Fund LP (“BRIP”). Buckingham Capital Management, Inc. (“BCM”), which is an investment adviser registered with the SEC, is the investment manager and general partner for RAF and RAF II. BCM also is the investment manager for BRIP, RAF and RAFII (together, the “RAF Funds”). The general partner for BRIP is Buckingham Holdings, LLC, the managing member of which is BCM. BCM is a wholly-owned subsidiary of The Buckingham Research Group Incorporated (“BRG”), a registered broker-dealer. BRG, along with BCM, may be deemed to beneficially own the securities held by the RAF Funds. The address of BCM and the RAF Funds is 485 Lexington Avenue, Third Floor, New York, NY 10017. The address of the BRG is 750 Third Ave, New York, NY 10017.

(12)	Consists of 2,500,000 shares of common stock held by BlackRock U.S. Opportunities Portfolio, a series of BlackRock Funds (the “BlackRock Fund”). BlackRock, Inc. is the ultimate parent holding company of BlackRock Advisors, LLC, the investment manager of BlackRock Fund. On behalf of BlackRock Advisors, LLC, the investment manager of the BlackRock Fund, Ian Jamieson, as a managing director of BlackRock Advisors, LLC, has voting and investment power over the shares of common stock held by the BlackRock Fund. Ian Jamieson expressly disclaims beneficial ownership of all shares of common stock held by the BlackRock Fund. The address of BlackRock Fund, BlackRock Advisors, LLC and Ian Jamieson is 2929 Arch Street, 16th Floor, Philadelphia, PA 19104.

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(13)	Consists of 1,757,575 shares of common stock, of which 1,090,909 were purchased in the 2013 PIPE Transaction and 666,666 were purchased in the 2012 PIPE Transaction. The general partner of Siguler Guff Small Buyout Opportunities Fund II, LP (“SBOF II”) is Siguler Guff SBOF II GP, LLC (“SBOF II GP”). SBOF II GP is also the general partner of Siguler Guff Small Buyout Opportunities Fund II (T), LP (“SBOF II T”) and Siguler Guff Small Buyout Opportunities Fund II (F), LP (“SBOF II F,” and, together with SBOF II and SBOF II T, the “SBOF II Funds”). The SBOF II Funds have entered into a participation arrangement whereby SBOF II will administer investments on behalf of itself and as nominee for SBOF II T and SBOF II F. Accordingly, SBOF II T and SBOF II F each hold an indirect beneficial interest in the shares of common stock held by SBOF II equal to the proportion of fund commitments to each of SBOF II T and SBOF II F to the aggregate commitments to the SBOF II Funds. Siguler Guff Advisers, LLC (“SGA”) is an investment adviser organized under the laws of the State of Delaware. SGA has investment authority with respect to the securities owned by SBOF II. By reason of such authority, SGA may be deemed to indirectly beneficially own the shares. SBOF II GP and SGA each disclaim beneficial ownership of the shares except to the extent of their pecuniary interest, direct or indirect, or their ownership interests in the SBOF II Funds. The address of SBOF II, SBOF II GP and SGA is 825 Third Avenue, 10th Floor, New York, NY 10022.

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SELLING STOCKHOLDERS

On July 26, 2013, we sold an aggregate of 8,000,000 shares of our common stock, par value $0.001, for $5.50 per share to the 2013 PIPE Investors in the 2013 PIPE Transaction. In connection therewith, we entered into the 2013 Registration Rights Agreements, pursuant to which we agreed to register the resale of the shares of common stock issued in the 2013 PIPE Transaction, as more fully described in “Prospectus Summary” beginning on page 1 of this prospectus, and the Piggyback Shares. This prospectus covers the public resale of such shares. The selling stockholders may offer the common stock for resale from time to time and may elect to sell some, all or none of the shares set forth under this prospectus. However, the selling stockholders are under no obligation to sell any of the common stock offered pursuant to this prospectus.

The table on the following page sets forth information regarding the selling stockholders and the shares of common stock that they may sell or otherwise dispose of from time to time under this prospectus.

All information with respect to common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of September 26, 2013. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders may sell all, part or none of the common stock they hold, no estimates can be given as to the number of shares of common stock that the selling stockholders will hold upon termination of any offering made hereby. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock offered by this prospectus will be held by the selling stockholders.

Except as provided in the footnotes to the table on the following page and the section titled “Transactions With Related Persons” beginning on page 9 of this prospectus, the selling stockholders have not had any position within, held any office of or had any other material relationship with us or our affiliates during the past three years.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days of September 26, 2013 is deemed to be outstanding and beneficially owned by the person holding the options or warrants. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 25,033,404 shares of common stock outstanding as of September 26, 2013. Except as disclosed in the footnotes to this table, we believe that the stockholder identified in the table below possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

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	Shares Beneficially Owned Prior to This Offering(1)		Maximum Number of	Shares Beneficially Owned After This Offering
Name	Number	Percent of Class	Shares Offered	Number	Percent of Class
Selling Stockholders
Tengram Capital Partners Gen2 Fund,L.P.(2)	7,619,178	29.1%	6,514,416	1,104,762	4.2%
Buckingham Capital Management, Inc(3).	2,666,666	10.7%	2,666,666	—	—
BlackRock U.S. Opportunities Portfolio, a series of BlackRock Funds(4)	2,500,000	10.0%	2,500,000	—	—
Siguler Guff Small Buyout Opportunities Fund II, LP(5)	1,757,575	7.0%	1,090,909	666,666	2.7%
Berylson Master Fund LP(6)	1,090,909	4.4%	1,090,909	—	—
State of New Jersey Common Pension Fund A(7)	1,015,200	4.1%	1,000,000	15,200		*
683 Capital Partners, LP(8)	1,000,000	4.0%	1,000,000	—	—
FLAG Private Equity V, L.P.(9)	545,455	2.2%	545,455	—	—
Yehuda Shmidman(10)	407,307	1.6%	11,111	396,196	1.6%
SOJE Fund LP(11)	272,727	1.1%	272,727	—	—
Kensington Partners, LP(12)	130,603	*	63,636	66,967		*
Al Gossett(13)	116,843	*	109,091	7,752		*
Diker MicroCap Fund LP(14)	45,455	*	45,455	—	—
Noah Gelbart(15)	6,363	*	6,363	—	—

*    Less than 1%.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. The calculation of this percentage assumes for each person the acquisition by such person of all shares that may be acquired upon exercise of warrants to purchase shares of common stock.

(2)	Consists of 5,523,810 shares of common stock and warrants to purchase 1,104,762 shares of common stock at an exercise price of $2.625 per share, as adjusted for the reverse stock split, issued to TCP WR, 733,333 shares of common stock issued to TCP Acquisition and 257,273 shares of common stock issued to TCP II. Our directors, William Sweedler and Matthew Eby, and our former director, Richard Gersten, as controlling partners of Tengram, which is the managing member of each of TCP WR, TCP Acquisition and TCP II, exercise voting and investment authority over (i) the shares held by TCP WR, (ii) the shares issuable upon exercise of the warrants held by TCP WR, (iii) the shares held by TCP Acquisition and (iv) the shares held by TCP II. TCA is the managing partner of Tengram. Each of TCA, Tengram, Mr. Sweedler, Mr. Eby and Mr. Gersten disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest therein. The address of TCA, Tengram, TCP WR, TCP Acquisition and TCP II is 15 Riverside Avenue, Floor 1, Westport, CT 06880. William Sweedler is also the beneficial owner of 492,184 shares of common stock which were issued in connection with the Ellen Tracy and Caribbean Joe Acquisition

(3)	Consists of 1,229,200 shares of common stock held by RAF, 1,179,133 shares of common stock held by RAF II and 258,333 shares of common stock held by BRIP, all of which shares of common stock were purchased in the 2012 PIPE Transaction. BCM, which is an investment adviser registered with the SEC, is the investment manager and general partner for RAF and RAFII. BCM also is the investment manager for RAF Funds. The general partner for BRIP is Buckingham Holdings, LLC, the managing member of which is BCM. BCM is a wholly-owned subsidiary of BRG, a registered broker-dealer. BRG, along with BCM, may be deemed to beneficially own the securities held by the RAF Funds. The address of BCM and the RAF Funds is 485 Lexington Avenue, Third Floor, New York, NY 10017. The address of the BRG is 750 Third Avenue, New York, NY 10017.

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(4)	Consists of 2,500,000 shares of common stock held by the BlackRock Fund. BlackRock, Inc. is the ultimate parent holding company of BlackRock Advisors, LLC, the investment manager of BlackRock Fund. On behalf of BlackRock Advisors, LLC, the Investment Manager of the BlackRock Fund, Ian Jamieson, as a managing director of BlackRock Advisors, LLC, has voting and investment power over the shares of common stock held by the BlackRock Fund. Ian Jamieson expressly disclaims beneficial ownership of all shares held by the BlackRock Fund. The address of BlackRock Fund, BlackRock Advisors, LLC and Ian Jamieson is 2929 Arch Street, 16th Floor, Philadelphia, PA 19104.

(5)	Consists of 1,757,575 shares of common stock, of which 1,090,909 were purchased in the 2013 PIPE Transaction and 666,666 were purchased in the 2012 PIPE Transaction. The general partner of SBOF II is SBOF II GP. SBOF II GP is also the general partner of the SBOF II Funds. The SBOF II Funds have entered into a participation arrangement whereby SBOF II will administer investments on behalf of itself and as nominee for SBOF II T and SBOF II F. Accordingly, SBOF II T and SBOF II F each hold an indirect beneficial interest in the shares of common stock held by SBOF II equal to the proportion of fund commitments to each of SBOF II T and SBOF II F to the aggregate commitments to the SBOF II Funds. SGA is an investment adviser organized under the laws of the State of Delaware. SGA has investment authority with respect to the securities owned by SBOF II. By reason of such authority, SGA may be deemed to indirectly beneficially own the shares. SBOF II GP and SGA each disclaim beneficial ownership of the shares except to the extent of their pecuniary interest, direct or indirect, or their ownership interests in the SBOF II Funds. The address of SBOF II, SBOF II Funds, SBOF II GP and SGA is 825 Third Avenue, 10th Floor, New York, NY 10022.

(6)	Consists of 1,090,909 shares of common stock. Berylson Capital Partners GP, LLC (“Berylson GP”) is the general partner of Berylson Master Fund, LP (the “Fund”). Berylson Capital Partners, LLC (“Berylson Capital”) serves as the investment manager for the Fund. Mr. James Berylson (“Berylson”) is the sole owner and managing member of Berylson GP and Berylson Capital. Berylson Capital, Berylson GP and Berylson may be deemed to beneficially own the securities held by the Fund. Each of Berylson Capital, Berylson GP and Berylson disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. The address of the Fund, Berylson GP, Berylson Capital and Berylson is 33 Arch Street, 31st Floor, Boston, MA 02110.

(7)	Consists of 1,015,200 shares of common stock, of which 1,000,000 were purchased in the 2013 PIPE Transaction. State of New Jersey Common Pension Fund A holds of record and beneficially owns all of such shares of common stock. The address of State of New Jersey Common Pension Fund A is Division of Investment, P.O. Box 290, 50 West State Street - 9th Floor, Trenton, New Jersey 08608.

(8)	Consists of 1,000,000 shares of common stock. 683 Capital Management, LLC is the investment manager of 683 Capital Partners, LP (“683 Capital”). 683 Capital GP, LLC (“683 Capital GP”) is the general partner of 683 Capital. The managing member of 683 Capital GP is Ari Zweiman. 683 Capital Management, LLC, 683 Capital GP and Ari Zweiman may be deemed to beneficially own the securities held by 683 Capital. 683 Capital Management, LLC, 683 Capital GP and Ari Zweiman each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. The address of 683 Capital, 683 Capital GP, 683 Capital Management, LLC and Ari Zweiman is 595 Madison Avenue, 17th Floor, New York, NY 10022.

(9)	Consists of 545,455 shares of common stock. FLAG Capital Management, LLC (“FLAG”) is the investment manager for FLAG Private Equity V, L.P. (“FPE V”). FLAG Private Equity Company V, L.P. (“FPC V LP”) is the general partner of FPE V. FLAG Private Equity Company V, LLC (“FPC V LLC”) is the general partner of FPC V LP. L. Peter Lawrence and Diana H. Frazier (together, the “Managing Members”) are the managing members of FLAG and FPC V LLC. FLAG, FPC V LP, FPC V LLC and the Managing Members may be deemed to beneficially own the securities held by FPE V. FLAG, FPC V LP, FPC V LLC and the Managing Members each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address of FLAG, FPE V, FPC V LP, FPC V LLC and the Managing Members is 1266 E. Main Street, 5th Floor, Stamford, CT 06902.

(10)	Consists of 407,307 shares of common stock, of which 11,111 were purchased in the 2012 PIPE Transaction.

(11)	Consists of 272,727 shares of common stock. SOJE Capital LLC (“SOJE Capital”) is the investment manager for SOJE Fund LP (“SOJE Fund”). SOJE Capital Management LP (“SOJE Management”) is the general partner of SOJE Fund. The general partner of SOJE Management is SOJE Capital. John J. Pinto is the sole owner and managing member of SOJE Capital (the “SOJE Managing Member”). SOJE Capital, SOJE Management and the SOJE Managing Member may be deemed to beneficially own the securities held by SOJE Fund. SOJE Capital, SOJE Management and the SOJE Managing Member each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. The address of SOJE Capital, SOJE Management and the SOJE Managing Member is 324 Blackwell Street, Suite 1202, Durham, NC 27701.

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(12)	Consists of 130,603 shares of common stock, of which 63,636 shares of common stock were purchased in the 2013 PIPE Transaction, 55,555 shares of common stock were purchased in the 2012 PIPE Transaction and 11,412 shares of common stock were purchased in the open market. Richard Keim has voting and investment power over the shares being registered on behalf of Kensington Partners, LP. Richard Keim may be deemed to beneficially own the securities held by Kensington Partners, LP. Richard Keim disclaims beneficial ownership of such securities except to the extent of his pecuniary interests therein. The address of Kensington Partners, LP is 767 Third Avenue, 16th Floor, New York, New York 10017.

(13)	Consists of 116,843 shares of common stock, of which 109,091 were purchased in the 2013 PIPE Transaction.

(14)	Consists of 45,455 shares of common stock. Diker Management LLC (“Diker Management”) is the investment manager to Diker MicroCap Fund LP (“Diker MicroCap”). The managing members of Diker Management are Charles Diker and Mark N. Diker (together, the “Diker Managers”). Diker Management and the Diker Managers may be deemed to beneficially own the securities held by Diker MicroCap. Diker Management and the Diker Managers each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address of Diker MicroCap, Diker Management and the Diker Managers is 730 Fifth Avenue, 15th Floor, New York, NY 10022.

(15)	Consists of 6,363 shares of common stock.

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DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock may not contain all of the information that is important to you and is qualified in its entirety by reference to our amended and restated certificate of incorporation, the certificate of amendment to our certificate of incorporation and our amended and restated bylaws and the provisions of applicable law. Copies of our amended and restated certificate of incorporation, the certificate of amendment to our certificate of incorporation and our amended and restated bylaws are included as exhibits 3.1, 3.4 and 3.5, respectively and are incorporated herein by reference.

Authorized Common Stock

We have the authority to issue a total of 150,000,000 shares of common stock, par value $0.001.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

Dividend Rights.  Subject to the rights of holders of preferred stock of any series that may be issued from time to time, and as otherwise provided by our amended and restated certificate of incorporation, holders of common stock shall be entitled to receive such dividends and other distributions in cash as may be declared by the Board from time to time out of our assets or funds of legally available for dividends and other distributions, and shall share equally on a per share basis in all such dividends and other distributions.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up, the holders of our common stock will be entitled to share in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding class of our preferred stock.

Preemptive Rights.  Pursuant to our amended and restated certificate of incorporation, the holders of our common stock have no preemptive rights.

Conversion Rights.  Shares of our common stock are not convertible.

Voting Rights.  Subject to Delaware law and the rights of the holders of any series of our preferred stock, each outstanding share of our common stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Board of Directors. Holders of common stock do not have cumulative voting rights with respect to the election of directors. At any meeting to elect directors by holders of our common stock, the presence, in person or by proxy, of the holders of a majority of the voting power of shares of capital stock then outstanding shall constitute a quorum for such election. If a quorum is present, directors shall be elected by a majority of the votes of the shares present and entitled to vote on the election of directors, except for directors whom the holders of preferred stock have the right to elect, if any.

Preferred Stock

As of September 26, 2013, no shares of preferred stock were outstanding. Pursuant to our amended and restated certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series. Our Board may fix the rights, preferences and privileges of the shares of preferred stock and any qualifications, limitations or restrictions thereon.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

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Certain Anti-Takeover Effects

Provisions of Delaware Law.  We are a Delaware corporation. Section 203 of the Delaware General Corporate Law (“DGCL”) applies to us. It is an anti-takeover statute that is designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with the Board for the fair and equitable treatment of all stockholders.

Under Section 203 of the DGCL, no Delaware corporation shall engage in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder. “Business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. “Interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This prohibition does not apply if:

•	prior to the time that the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the stockholder’s becoming an interested stockholder;

•	upon completion of the transaction resulting in the stockholder’s becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

A Delaware corporation may elect not to be governed by these restrictions. We have not opted out of Section 203.

Advance Notice Procedures.  Our bylaws establish an advance notice procedure for stockholder nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record at the relevant time, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws will not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Special Meetings of Stockholders.  Our bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called only by the chairperson of the Board, the president, the secretary or a majority of the Board and shall be called by the chairperson of the Board, the president, secretary or a majority of the Board upon the written demand of the holders of not less than 80% of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Authorized but Unissued Shares.  Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to the rules and regulations of The NASDAQ Stock Market LLC or any applicable exchange. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

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Transfer Agent and Registrar

Computershare Trust Company N.A. is the transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

Listing of Our Common Stock

Our common stock is currently listed on NASDAQ under the symbol “SQBG”.

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PLAN OF DISTRIBUTION

We are registering 16,916,738 shares of our common stock for possible sale by the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act; provided, that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

White & Case LLP, New York, New York, will pass upon the validity of the common stock offered in this offering.

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EXPERTS

The audited consolidated financial statements of the Company as of and for the year ended December 31, 2012 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements of Heelys as of and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

Weinberg and Company, P.A., an independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2012 as set forth in its report, which is incorporated by reference in this prospectus and the registration statement. The financial statements for the year ended December 31, 2011 have been so incorporated by reference in reliance on the report of Weinberg and Company LLP upon the authority of said firm as experts in accounting and auditing in giving said report.

Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), an independent registered public accounting firm, has audited Brand Matter’s financial statements for the years ended December 31, 2012 and 2011 included in our Report on Form 8-K/A filed on May 9, 2013 as set forth in its report, which is incorporated by reference in this registration statement. The financial statements of Brand Matter for the years ended December 31, 2012 and 2011 have been so incorporated by reference in reliance on the report of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.) upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also find more information by visiting our website at www.sequentialbrandsgroup.com. The information contained on the SEC website and our website is specifically not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below; provided, however, that we are not incorporating any information furnished under paragraph (e) of Item 201 of Registration S-K, paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed April 1, 2013;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed May 15, 2013, and for the quarter ended June 30, 2013, filed August 12, 2013;

•	our Current Reports on Form 8-K filed January 11, 2013, January 16, 2013, January 29, 2013, March 29, 2013, April 3, 2013, May 1, 2013, May 17, 2013, July 15, 2013, July 29, 2013, August 7, 2013, and September 13, 2013 and on Form 8-K/A filed April 5, 2013, and May 9, 2013 (to the extent such reports are filed);

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•	our Definitive Proxy Statement on Schedule 14A filed on June 18, 2013.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Sequential Brands Group, Inc., Attention: Investor Relations Department, 1065 Avenue of the Americas, 30th Floor, New York, NY 10018, telephone (646) 564-2577 or from the SEC through the SEC’s website at the web address provided under the heading “Where You Can Find Additional Information.”

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Until                  , 2013 (the 25th day after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$13,037.05
Accounting Fees and Expenses	$50,000.00
Legal Fees and Expenses	$25,000.00
Printing Expenses	$1,000.00
Miscellaneous	$1,000.00
Total	$90,037.05

Item 14.  Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Article Fifth, paragraph D of our amended and restated certificate of incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, the provision does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article X, Section 1 of our amended and restated bylaws states that we shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the DGCL. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the DGCL. Such determination shall be made (1) by the Board by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by our stockholders.

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Our amended and restated bylaws also provided that expenses incurred by a director, executive officer, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of a director or executive officer of the Company) and may (in the case of an employee or agent of the Company who is not a director or executive officer of the Company) be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, executive officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company against such expenses, and the Company may enter into agreements with such persons for the purpose of providing for such advances.

In addition to the indemnification required in our amended and restated certificate of incorporation and our amended and restated bylaws, we have entered into indemnity agreements with current and former directors, officers and key employees. These agreements provide for the indemnification of such individuals for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

The foregoing is only a general summary of certain aspects of Delaware law and the registrant’s organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant’s amended and restated certificate of incorporation and amended and restated bylaws.

Item 15.  Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

On September 11, 2013, in connection with Mr. Aaron Hollander’s appointment to our Board, Mr. Hollander was awarded 8,621 shares of our common stock, par value $0.001 per share. The shares will vest on September 11, 2014.

On July 25, 2013, we entered into the 2013 PIPE Purchase Agreements with the 2013 PIPE Investors, pursuant to which we agreed to sell to the 2013 PIPE Investors, in a private placement transaction conducted in accordance with Regulation D promulgated under the Securities Act, an aggregate of 8,000,000 shares our common stock, par value $0.001, at a purchase price of $5.50 per share, for a total offering amount of $44 million. The closing date of the 2013 PIPE Transaction was July 26, 2013. We used the net proceeds from the 2013 PIPE Transaction for general corporate purposes, including to fund the acquisition of the Revo® brand and other potential acquisitions and to pay the fees and expenses associated with the 2013 PIPE Transaction.

On July 25, 2013, Mr. Al Gossett, a member of our Board, was awarded 7,752 shares of our common stock, par value $0.001 per share. The shares will vest on May 1, 2014.

On May 1, 2013, in connection with Mr. Gary Johnson’s and Mr. Stewart Leonard Jr.’s appointments to our Board, Mr. Johnson and Mr. Leonard were each awarded 7,813 shares of our common stock, par value $0.001 per share. The shares will vest on May 1, 2014.

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On March 28, 2013, we entered into the BM Purchase Agreement, by and among us, ETPH and Brand Matter, pursuant to which we acquired from ETPH all of the issued and outstanding equity interests of Brand Matter. Under the terms of the BM Purchase Agreement, we paid ETPH an aggregate purchase price consisting of (i) approximately $63.0 million in cash subject to adjustment as set forth in the BM Purchase Agreement, (ii) approximately 2.8 million shares of our common stock, par value $0.001, and (iii) 5-year warrants to purchase up to an aggregate of 125,000 shares of our common stock at an exercise price equal to $10.00 per share (the “Purchase Price”). Shares of our common stock issued as part of the Purchase Price were issued in a private placement transaction conducted pursuant to Section 4(a)(2) or Regulation D promulgated under the Securities Act. In connection with the BM Purchase Agreement and the transactions contemplated thereby, we entered into (i) the First Lien Loan Agreement, and (ii) the Second Lien Loan Agreement. The proceeds from the Term Loans were used to fund the Ellen Tracy and Caribbean Joe Acquisition pursuant to the terms of the BM Purchase Agreement, to repay existing debt, to pay fees and expenses in connection with the foregoing, to finance capital expenditures and for our and our subsidiaries’ general corporate purposes. In connection with the Second Lien Loan Agreement, we issued 5-year warrants to Pathlight to purchase up to an aggregate of 285,160 shares of our common stock at an exercise price equal to $4.50 per share, pursuant to the warrant purchase agreement entered into as of March 28, 2013 by and between us and Pathlight.

On December 21, 2012, we entered into the 2012 PIPE Purchase Agreement, by and among us and the 2012 PIPE Investors. Pursuant to the 2012 PIPE Purchase Agreement, we sold, in a private placement transaction conducted in accordance with Regulation D promulgated under the Securities Act, an aggregate of 4,966,667 shares of our common stock, par value $0.001 to the 2012 PIPE Investors, at a purchase price of $4.50 per share, for an aggregate offering amount of approximately $22.4 million. The closing date of the 2012 PIPE Transaction was January 9, 2013. We used the net proceeds from the 2012 PIPE Transaction for general corporate purposes, including to fund certain planned and other potential business acquisitions and to pay the fees and expenses associated with the 2012 PIPE Transaction.

On November 19, 2012, in connection with Mr. Shmidman’s appointment as our Chief Executive Officer, Mr. Shmidman received a grant of 396,196 shares of our common stock, par value $0.001 per share. On November 19, 2012, 99,049 of these shares vested, and the remaining shares will vest in equal installments on each of the first, second and third anniversaries of the date of issuance of the shares.

On November 29, 2012, in connection with Mr. Klein’s appointment as our Chief Financial Officer, Mr. Klein received a grant of 80,000 shares of our common stock, par value $0.001 per share. 20,000 of these shares vested upon Mr. Klein’s employment commencement date, and the remaining shares will vest in equal installments on each of the first, second and third anniversaries of the date of issuance of the shares.

The shares of common stock sold to each of Mr. Shmidman and Mr. Klein were sold in transactions exempt from registration under the Securities Act, in reliance on Rule 506 of Regulation D thereunder. Each of Mr. Shmidman and Mr. Klein are “accredited investors” as defined in Regulation D.

On February 2, 2012, we entered into a securities purchase agreement with TCP WR, pursuant to which we sold to TCP WR $14,500,000 in principal amount of the Debentures, issued to TCP WR warrants to purchase 1,104,762 shares of our common stock and issued to TCP WR 14,500 shares of Series A Preferred Stock. In connection with the financing, TCP WR represented to us that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that TCP WR received the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 thereunder as a transaction not involving any public offering.

On August 18, 2011, we entered into a promissory note with Monto Holdings (Pty) Ltd. (“Monto”). The promissory note provided that Monto would lend to $1,000,000 to our subsidiary, William Rast Licensing, LLC, of which $350,000 was advanced to us on August 18, 2011. In connection with the promissory note, we issued a five year warrant to Monto to purchase 833,333 shares of our common stock at an exercise price of $1.20 per share, adjusted retrospectively for the 1-to-15 reverse stock split. The warrant was sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. In connection with this transaction, Monto represented to us that it was an “accredited investor,” as defined in Regulation D.

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On June 24, 2011, we and our wholly-owned subsidiary, Bella Rose, LLC, entered into an asset purchase agreement with Monto, pursuant to which we sold to Monto a $750,000 receivable that was to be repaid on October 26, 2011. In addition, we issued to Monto a five year warrant to purchase 250,000 shares of our common stock at an exercise price of $3.00 per share, adjusted retrospectively for the 1-to-15 reverse stock split. In exchange for the rights to the receivable and the warrant, Monto paid us a purchase price of $722,916. The warrant was sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. In connection with this transaction, Monto represented that it is an “accredited investor,” as defined in Regulation D.

Item 16.  Exhibits.

Reference is made to the Exhibit Index filed as part of this registration statement.

Item 17.  Undertakings

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)            The undersigned hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 27, 2013.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name:	Gary Klein
Title:	Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yehuda Shmidman and Gary Klein, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ William Sweedler	Chairman	September 27, 2013
William Sweedler

/s/ Yehuda Shmidman	Director and Chief Executive Officer (Principal Executive Officer)	September 27, 2013
Yehuda Shmidman

/s/ Gary Klein	Chief Financial Officer (Principal Financial Officer)	September 27, 2013
Gary Klein

/s/ Charles Bang	Controller	September 27, 2013
Charles Bang

/s/ Matthew Eby	Director	September 27, 2013
Matthew Eby

/s/ Aaron Hollander	Director	September 27, 2013
Aaron Hollander

/s/ Al Gossett	Director	September 27, 2013
Al Gossett

/s/ Stewart Leonard Jr.	Director	September 27, 2013
Stewart Leonard Jr.

/s/ Gary Johnson	Director	September 27, 2013
Gary Johnson

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Exhibit Index

Exhibit No.	Description
2.1	Unit Purchase Agreement, dated as of April 7, 2011, by and among J. Lindeberg USA Corp., as buyer, and People’s Liberation, Inc. and Bella Rose, LLC, as sellers (incorporated by reference to Exhibit 2.1 to our Quarterly Report on Form 10-Q filed May 16, 2011).
2.2	Purchase and Sale Agreement, dated as of June 18, 2012, by and between Sequential Brands Group, Inc. and DVS Shoe Co., Inc. (incorporated by reference to Exhibit 2.1 to our Quarterly Report on Form 10-Q filed August 14, 2012).
2.3	Purchase and Sale Agreement, dated as of June 28, 2012, by and between Sequential Brands Group, Inc. and Westlife Distribution USA, LLC (incorporated by reference to Exhibit 2.2 to our Quarterly Report on Form 10-Q filed August 14, 2012).
2.4	Agreement and Plan of Merger, dated December 7, 2012, by and among Sequential Brands Group, Inc., Wheels Merger Sub Inc. and Heelys, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K of Heelys, Inc. filed December 10, 2012).
3.1	Amended and Restated Certificate of Incorporation of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed July 18, 2008).
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (dated February 2, 2012) filed February 8, 2012).
3.3	Certificate of Ownership and Merger merging Sequential Brands Group, Inc. with and into People’s Liberation, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (dated March 23, 2012) filed March 29, 2012).
3.4	Certificate of Amendment to the Certificate of Incorporation of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (dated September 11, 2012) filed September 13, 2012).
3.5	Amended and Restated Bylaws of Sequential Brands Group, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 13, 2013).
4.1	2005 Sequential Brands Group, Inc. Option Plan (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form SB-2 (File No. 333-130930) filed January 9, 2006).
4.2	Class B Common Stock Purchase Warrant, dated as of March 28, 2013, issued by Sequential Brand Group, Inc. to Pathlight Capital, LLC (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed April 3, 2013).
4.3	Form of Common Stock Purchase Warrant, dated as of June 24, 2011, issued by People’s Liberation, Inc. to Monto Holdings (Pty) Ltd. (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed August 18, 2011).
4.4	Form of Common Stock Purchase Warrant, dated as of August 18, 2011, issued by People’s Liberation, Inc. to Monto Holdings (Pty) Ltd. (incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q filed November 21, 2011).
4.5	Form of Variable Rate Senior Secured Convertible Debenture Due January 31, 2015 of People’s Liberation, Inc. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed February 28, 2012).
4.6	Form of Common Stock Purchase Warrant of People’s Liberation, Inc. (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed February 28, 2012).
5.1	Opinion of White & Case LLP regarding the validity of the securities being registered.*
10.1	Purchase Agreement, dated as of March 28, 2013, by and among Sequential Brands Group, Inc., ETPH Acquisition, LLC and B®and Matter, LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed April 3, 2013).
10.2	First Lien Term Loan Agreement, dated as of March 28, 2013, by and among Sequential Brands Group, Inc., Bank of America, N.A. and the lenders and guarantors parties thereto (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed April 3, 2013).
10.3	Second Lien Term Loan Agreement, dated as of March 28, 2013, by and among Sequential Brands Group, Inc., Pathlight Capital, LLC and the lenders and guarantors parties thereto (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed April 3, 2013).

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10.4	Intercreditor Agreement, dated as of March 28, 2013, by and between Bank of America, N.A. and Pathlight Capital, LLC (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed April 1, 2013).
10.5	Warrant Purchase Agreement, dated as of March 28, 2013, by and among Sequential Brands Group, Inc. and Pathlight Capital, LLC (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed April 3, 2013).
10.6	Form of Indemnity Agreement. Incorporated by reference to Exhibit 10.12 to our Registration Statement on Form SB-2 (File No. 333-130930) filed January 9, 2006.
10.7	Consulting Agreement entered into on February 3, 2011 by and between Sequential Brands Group, Inc. and Thomas Nields (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed May 16, 2011).
10.8	Separation Agreement entered into as of February 3, 2011 by and between Thomas Nields, Sequential Brands Group, Inc. and its subsidiaries (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed May 16, 2011).
10.9	Asset Purchase Agreement dated June 24, 2011 by and between Monto Holdings (Pty) Ltd and Sequential Brands Group, Inc. and its wholly-owned subsidiary, Bella Rosa, LLC (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed August 18, 2011).
10.10	Offer Letter, dated as of November 21, 2012, by and between Sequential Brands Group, Inc. and Gary Klein (incorporated by reference to Exhibit 10.29 to our annual report on Form 10-K filed April 1, 2013).
10.11	Form of Promissory Note, dated as of August 18, 2011, issued by William Rast Licensing, LLC to Monto Holdings (Pty) Ltd. (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.12	Borrower Security Agreement, dated as of August 18, 2011, by and between William Rast Licensing, LLC and Monto Holdings (Pty) Ltd. (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.13	Guarantor Security Agreement, dated August 18, 2011, by and among Sequential Brands Group, Inc., Versatile Entertainment, Inc., Bella Rose, LLC, William Rast Sourcing, LLC, William Rast Retail, LLC and Monto Holdings (Pty) Ltd. (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.14	Guaranty, dated as of August 18, 2011, by and among Sequential Brands Group, Inc., Versatile Entertainment, Inc., Bella Rose, LLC, William Rast Sourcing, LLC, William Rast Retail, LLC and Monto Holdings (Pty) Ltd. (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.15	Second Amended and Restated Limited Liability Company Operating Agreement of William Rast Sourcing, LLC, effective as of October 1, 2011 (incorporated by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.16	Second Amended and Restated Limited Liability Company Operating Agreement of William Rast Licensing, LLC, effective as of October 1, 2011 (incorporated by reference to Exhibit 10.7 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.17	Royalty Agreement by and among William Rast Sourcing, LLC, William Rast Licensing, LLC and Tennman WR-T, Inc. effective as of October 1, 2011 (incorporated by reference to Exhibit 10.8 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.18	Preemptive Rights and Board Nominee Agreement by and between Sequential Brands Group, Inc. and Tennman WR-T, Inc. effective as of October 1, 2011 (incorporated by reference to Exhibit 10.9 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.19	Services Agreement by and between William Rast Licensing, LLC and Tennman Brands, LLC f/s/o Justin Timberlake effective as of October 1, 2011 (incorporated by reference to Exhibit 10.10 to our Quarterly Report on Form 10-Q filed November 21, 2011).
10.20	JCPenney / William Rast License Agreement, dated as of November 17, 2011, by and among J.C. Penney Corporation, Inc., William Rast Sourcing, LLC and William Rast Licensing, LLC (incorporated by reference to Exhibit 10.49 to our annual report on Form 10-K filed March 30, 2012).

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10.21	Employment Agreement by and between Andrea Sobel and Sequential Brands Group, Inc. dated December 14, 2011 (incorporated by reference to Exhibit 10.50 to our Annual Report on Form 10-K filed March 30, 2012).
10.22	Employment Agreement by and between Colin Dyne and Sequential Brands Group, Inc. dated December 14, 2011 (incorporated by reference to Exhibit 10.51 to our Annual Report on Form 10-K filed March 30, 2012).
10.23	Securities Purchase Agreement, dated February 2, 2012, between Sequential Brands Group, Inc. and each purchaser identified on the signature page thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed February 28, 2012).
10.24	Stockholders Agreement dated February 22, 2012, by and among Sequential Brands Group, Inc., Colin Dyne, TCP WR Acquisition, LLC, and the other stockholders party thereto (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed February 28, 2012).
10.25	Amended and Restated Stockholders Agreement dated March 27, 2013 by and among Sequential Brands Group, Inc., TCP WR Acquisition LLC and the other stockholders party thereto (incorporated by reference to Exhibit 10.7 to our Quarterly Report on Form 10-Q filed May 15, 2013).
10.26	Security Agreement, dated February 3, 2012, by and among Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. and the holders of Sequential Brands Group, Inc.’s Variable Rate Senior Secured Convertible Debentures signatory thereto (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed February 28, 2012).
10.27	Subsidiary Guarantee, dated February 3, 2012, by and among certain subsidiaries of Sequential Brands Group, Inc. in favor of the purchasers signatory to that certain Securities Purchase Agreement, dated February 2, 2012, between Sequential Brands Group, Inc. and such purchasers (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed February 28, 2012).
10.28	Operating Agreement of DVS Footwear International, LLC dated as of June 29, 2012 by and between Sequential Brands Group, Inc. and Elan Polo International, Inc. (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed August 14, 2012).
10.29	DVS License Agreement-Worldwide Exclusive License dated as of June 29, 2012 by and between DVS Footwear International, LLC and Elan Polo International, Inc. (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed August 14, 2012).
10.30	Separation Agreement by and between Sequential Brands Group, Inc. and Colin Dyne dated as of November 15, 2012 (incorporated by reference to Exhibit 10.27 to our Annual Report on Form 10-K filed April 1, 2013).
10.31	Employment Agreement by and between Sequential Brands Group, Inc. and Yehuda Shmidman dated as of November 19, 2012 (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-K filed April 1, 2013).
10.32	Stock Purchase Agreement by and between Sequential Brands Group, Inc. and Yehuda Shmidman dated as of November 19, 2012 (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K filed April 1, 2013).
10.33	Stock Purchase Agreement by and between Sequential Brands Group, Inc. and Gary Klein dated as of November 29, 2012 (incorporated by reference to Exhibit 10.31 to our Annual Report on Form 10-K filed April 1, 2013).
10.34	Form of Securities Purchase Agreement, dated as of December 21, 2012, by and among Sequential Brands Group, Inc. and investors parties thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed December 26, 2012).
10.35	Form of Registration Rights Agreement, dated as of January 9, 2013, by and among Sequential Brands Group, Inc. and investors parties thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed January 11, 2013).
10.36	Separation Agreement, dated as of January 25, 2013, by and between Sequential Brands Group, Inc. and Andrea Sobel (incorporated by reference to Exhibit 10.34 to our Annual Report on Form 10-K filed April 1, 2013).

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10.37	Consent to Amendment, dated as of May 14, 2013, by and between Sequential Brands Group, Inc. and certain investors signatory to the Registration Rights Agreement, dated as of January 9, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed May 17, 2013).
10.38	Securities Purchase Agreement, dated as of July 25, 2013, by and among Sequential Brands Group, Inc. and certain investors signatory thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed July 29, 2013).
10.39	Securities Purchase Agreement, dated as of July 25, 2013, by and between Sequential Brands Group, Inc. and certain investor signatory thereto (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed July 29, 2013).
10.40	Registration Rights Agreement, dated as of July 26, 2013, by and among Sequential Brands Group, Inc. and certain investors signatory thereto (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed July 29, 2013).
10.41	Registration Rights Agreement, dated as of July 26, 2013, by and between Sequential Brands Group, Inc. and certain investor signatory thereto (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed July 29, 2013).
10.42	Sequential Brands Group, Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-8 filed August 2, 2012).
10.43	Form of Notice of Option Grant (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-8 filed August 2, 2012).
10.44	Form of Notice of Restricted Stock Grant (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-8 filed August 2, 2012).
10.45	Asset Purchase Agreement, dated as of August 2, 2013, by and between Oakley, Inc. and SBG Revo Holdings, LLC (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed August 12, 2013).
21.1	Subsidiaries of Sequential*
23.1(a)	Consent of Grant Thornton LLP*
23.1(b)	Consent of Grant Thornton LLP*
23.2	Consent of Weinberg and Company, P.A.*
23.3	Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.)*
23.4	Consent of White & Case LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)*
24.1	Power of Attorney (included on the signature page hereto)*

* Filed herewith.

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